UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2010, Morton’s Restaurant Group, Inc. (the “Company”), entered into a Credit and Guaranty Agreement, by and among the Company, Morton’s of Chicago, Inc. (“Morton’s of Chicago”), the parties designated as guarantors therein, the parties designated as lenders therein and Goldman Sachs Bank USA, as administrative agent, collateral agent and lead arranger (the “Credit Agreement”). Morton’s of Chicago is the borrower under the Credit Agreement and the Company and most of its domestic subsidiaries are guarantors. Morton’s of Chicago’s obligations under the Credit Agreement are secured by a pledge and security agreement providing for a pledge of substantially all of its assets and substantially all of the assets of the Company and certain domestic subsidiaries (the “Pledge and Security Agreement”). The Credit Agreement replaces the prior credit agreement dated as of February 14, 2006, as amended (the “Prior Credit Agreement”), which had a maturity date of February 14, 2011.

Under the Credit Agreement, the lenders agreed to extend certain credit facilities to Morton’s of Chicago in an aggregate amount of up to $70,000,000, consisting of a $60,000,000 principal amount senior term loan and $10,000,000 aggregate principal amount of revolving commitments (the “Credit Facility”). The revolving commitments may be borrowed, repaid and reborrowed, as applicable, until the termination date thereof. The senior term loans have a maturity date of December 8, 2015, and the revolving commitments will terminate no later than December 8, 2015.

Interest on the borrowings under the Credit Agreement is payable, at the option of Morton’s of Chicago, at either a “Base Rate” or an “Adjusted LIBOR Rate,” in each case plus an applicable margin. The applicable margin for the Adjusted LIBOR Rate loans ranges from 4.50% to 5.50% and the applicable margin for the Base Rate loans ranges from 3.50% to 4.50%, in each case, based on the Company’s senior leverage ratio.

The Credit Agreement contains customary affirmative and negative covenants, financial tests and events of default for facilities of its type. The foregoing does not constitute a complete summary of the terms of the Credit Agreement and the Pledge and Security Agreement and reference is made to the complete form of the Credit Agreement and the Pledge and Security Agreement that are attached as Exhibit 10.1 and Exhibit 10.2 to this report and is hereby incorporated by reference herein.

On December 9, 2010, Morton’s of Chicago drew down approximately $61,064,789 under the Credit Facility to repay borrowings outstanding under the Previous Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 9, 2010, contemporaneously with the effectiveness of the Credit Agreement, Morton’s of Chicago terminated the Prior Credit Agreement, the prior security agreement and the prior pledge agreement because they were being replaced by the Credit Agreement and the Pledge and Security Agreement, as discussed in Item 1.01 above. No early termination penalties were incurred by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

10.1	Credit and Guaranty Agreement, dated as of December 9, 2010, by and among Morton’s of Chicago, Inc., Morton’s Restaurant Group, Inc., the parties designated as guarantors therein, the parties designated as lenders therein and Goldman Sachs Bank USA, as administrative agent, collateral agent and lead arranger.

10.2	Pledge and Security Agreement, dated as of December 9, 2010, by and among the parties designated as grantors therein and Goldman Sachs Bank USA, as collateral agent.

99.1	Press Release of Morton’s Restaurant Group, Inc., dated as of December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: December 14, 2010	/S/ RONALD M. DINELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer